Exhibit 99.1

BreitBurn Energy Partners L.P. Announces Closing of Acquisitions in the Permian Basin

LOS ANGELES, December 30, 2013 -- BreitBurn Energy Partners L.P. (the "Partnership") (NASDAQ:BBEP) announced today that it has completed the acquisition of oil and natural gas properties in the Permian Basin in Texas from CrownRock, L.P. for approximately $282 million, subject to customary post-closing adjustments. The Partnership also completed acquisitions of additional interests in certain of the acquired assets from other sellers for approximately an additional $20 million.

About BreitBurn Energy Partners L.P.

BreitBurn Energy Partners L.P. is a publicly-traded independent oil and gas limited partnership focused on the acquisition, exploitation, development and production of oil and gas properties. The Partnership’s producing and non-producing crude oil and natural gas reserves are located in Michigan, Wyoming, Oklahoma, California, Florida, Texas, Indiana and Kentucky. See www.BreitBurn.com for more information.

Cautionary Statement Regarding Forward-Looking Information

This press release contains forward-looking statements. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Partnership expects, believes or anticipates will or may occur in the future are forward-looking statements. These statements are based on certain assumptions made by the Partnership based on management's experience and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and other factors, some of which are beyond our control and are difficult to predict. These include risks relating to the Partnership’s financial performance and results, availability of sufficient cash flow and other sources of liquidity to execute our business plan, prices and demand for natural gas and oil, increases in operating costs, uncertainties inherent in estimating our reserves and production, our ability to replace reserves and efficiently develop our current reserves, political and regulatory developments relating to taxes, derivatives and our oil and gas operations, risks relating to our acquisitions, and the factors set forth under the heading “Risk Factors” incorporated by reference from our Annual Report on Form 10-K filed with the Securities and Exchange Commission, and if applicable, our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. The reader should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Unless legally required, the Partnership undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. Unpredictable or unknown factors not discussed herein also could have material adverse effects on forward-looking statements.

Investor Relations Contacts:

James G. Jackson

Executive Vice President and Chief Financial Officer

(213) 225-5900 x273

or

Jessica Tang

Investor Relations

(213) 225-5900 x210

BBEP-IR